                                                                   Exhibit 25(g)

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

            800 Nicollet Mall
         Minneapolis, Minnesota                                      55402
(Address of principal executive offices)                          (Zip Code)

                                   David Massa
                         U.S. Bank National Association
                                 100 Wall Street
                               New York, NY 10005
                                 (212) 361-4386
            (Name, address and telephone number of agent for service)

                         CITIZENS BANK CAPITAL TRUST III
               (Exact name of obligor as specified in its charter)

               DELAWARE                                          APPLIED FOR
    (State or other jurisdiction of                           (I. R. S. Employer
    incorporation or organization)                           Identification No.)

       328 SOUTH SAGINAW STREET
           FLINT, MICHIGAN                                           48502
(Address of principal executive offices)                          (Zip Code)

                                   ----------

                              PREFERRED SECURITIES

================================================================================

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

     a) Name and address of each examining or supervising authority to which it is subject.
               Comptroller of the Currency
               Washington, D.C.

     b)   Whether it is authorized to exercise corporate trust powers.
               Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
          None

ITEMS 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

     1.   A copy of the Articles of Association of the Trustee.*

     2. A copy of the certificate of authority of the Trustee to commence business.*

     3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

     4.   A copy of the existing bylaws of the Trustee.*

     5.   A copy of each Indenture referred to in Item 4. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.*

     7. Report of Condition of the Trustee as of March 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 19th of September, 2006.

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ Beverly Freeney
                                            ------------------------------------
                                            Beverly Freeney
                                            Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 6/30/2006

                                    ($000'S)

                                                 6/30/2006
                                               ------------
ASSETS
   Cash and Due From Depository Institutions   $  7,250,783
   Securities                                    38,280,379
   Federal Funds                                  3,206,234
   Loans & Lease Financing Receivables          138,643,464
   Fixed Assets                                   1,738,725
   Intangible Assets                             11,772,884
   Other Assets                                  11,661,480
                                               ------------
   TOTAL ASSETS                                $212,553,949

LIABILITIES
   Deposits                                    $135,429,440
   Fed Funds                                      9,690,491
   Treasury Demand Notes                                  0
   Trading Liabilities                              370,355
   Other Borrowed Money                          32,369,084
   Acceptances                                            0
   Subordinated Notes and Debentures              6,909,696
   Other Liabilities                              6,518,843
                                               ------------
   TOTAL LIABILITIES                           $191,287,909

EQUITY
   Minority Interest in Subsidiaries           $  1,033,230
   Common and Preferred Stock                        18,200
   Surplus                                       11,804,040
   Undivided Profits                              8,410,170
                                               ------------
       TOTAL EQUITY CAPITAL                    $ 21,265,640

TOTAL LIABILITIES AND EQUITY CAPITAL           $212,553,549

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION


By: /s/ Beverly Freeney
    ------------------------------------
    Beverly Freeney
    Vice President

Date: September 19, 2006


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